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                                                                 EXHIBIT 4.10

                      INTERCREDITOR AND SUBORDINATION AGREEMENT


         THIS AGREEMENT is made this 25th day of July, 1997 by and between BANKERS TRUST COMPANY ("BTCo"), as Agent (the "Agent") for the Banks under the Credit Agreement (as defined herein and DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation, for itself and doing business as Resellers Credit Corp. ("DFS").


                                       RECITALS


    1. The Banks are parties to that certain Credit Agreement, dated as of July 25, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement") by and among the Banks and Federal Data Corporation, a Delaware corporation ("FDC"). All of FDC's obligations under the Credit Agreement are guaranteed by its various subsidiaries, including Sylvest Management Systems Corporation ("Sylvest"), pursuant to a Subsidiary Guaranty (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty").

    2. All of Sylvest obligations under the Subsidiary Guaranty (the "Obligations") are, or are to be secured, by a security interest granted to BTCo as Collateral Agent pursuant to a security agreement (as amended, modified or supplemented from time to time, the "Security Agreement") in all the Collateral (as defined therein) of the various assignor parties thereto, including Sylvest.

    3. Pursuant to the Credit Agreement, Sylvest is not permitted to incur Indebtedness (as defined in the Credit Agreement) or create Liens (as defined in the Credit Agreement) in its assets except as expressly permitted under the Credit Agreement.

    4. Sylvest desires to obtain financing from DFS (as the same shall be amended, renewed, extended, supplemented or otherwise modified from time to time, the "DFS Financing").

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    5.   As security for the DFS Financing, DFS has been or is to be granted a security interest in all or a portion of the Collateral.

    6. The Agent, on behalf of the Banks, is willing to consent to Sylvest's incurring of Indebtedness and creation of the Liens in connection with the DFS Financing and DFS is willing to consent to the existence of the Obligations and the security interest of the Collateral Agent on behalf of the Banks in the Collateral, in each case, on the terms set forth in this Agreement.

    7. The parties hereto desire hereby to establish the relative rights and priorities of the Banks and DFS in and as to the Collateral.


                                      AGREEMENT


    NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and in order to induce the Agent to make advances to Sylvest under the Credit Agreement, the parties hereto do agree as follows:

    1. a. The terms defined below shall have the meanings assigned wherever the terms appear in this Agreement. These meanings are also applicable to the singular and plural forms of the terms defined.

         "Bank First Priority Collateral" means all Collateral except the DFS First Priority Collateral.

         "Bank First Priority Security Interest" means the security interest of the Collateral Agent on behalf of the Banks in the Bank First Priority Collateral.

         "Bank General Security Interest" means the security interest of the Collateral Agent on behalf of the Banks in the DFS First Priority Collateral.

         "DFS First Priority Collateral" means, whether now owned or hereafter acquired or existing and wherever located:

              i)   Inventory;

              ii. all cash and insurance proceeds arising from Inventory, but not any other proceeds of Inventory, except for the Included Accounts;


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             iii.  and all substitutions, repossessions, exchanges,
    replacements and returns of Inventory;

              iv. all parts thereof, attachments, additions, accessories and accessions of Inventory;

               v. all price protection credits, rebates, discounts, and incentive payments relating to any of the foregoing;

              vi.  the Included Accounts; and

             vii.  all proceeds of the Included Accounts.

         "DFS First Priority Security Interest" means the security interest of DFS in the DFS First Priority Collateral.

         "DFS General Security Interest" means the security interest of DFS in the Bank First Priority Collateral.

         "First Priority Security Interest" means either the Bank First Priority Security Interest or the DFS First Priority Security Interest, depending upon the context in which such term is used.

         "Included Accounts" means all accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents and general intangibles of Sylvest, whether now owned or hereafter acquired, arising from or related to any sale or lease of any goods or services ("Accounts") by Sylvest to: (i) the Boeing Company; (ii) the Defense Information Systems Agency, pursuant to contract order number DCA100-97-F-0117, dated as of January 9, 1997, as amended from time to time; (iii) the Defense Information Systems Agency, pursuant to contract order number DCA100-97-F-0108, dated as of January 3, 1997, as amended from time to time; (iv) the Bureau of the Census, pursuant to contract number 40YABC710511, dated as of January 15, 1997, as amended from time to time; (v) the Federal Emergency Management Agency, pursuant to contract order number EMW-97-DO-0198, dated as of March 17, 1997, as amended from time to time; (vi) the Federal Emergency Management Agency, pursuant to contract order number EMW-97-DO-0200, dated as of March 15, 1997, as amended from time to time; (vii) the Tennessee Valley Authority, pursuant to contract order number P-96PYL-188515-000, dated as of February 28, 1997, as amended from time to time, and each and


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every release or order thereunder; (viii) the Defense Information Systems
Agency, pursuant to contract number NAS5-96012, Delivery Order Number VP01, dated as of May 20, 1997, as amended from time to time, and each and every additional release or order thereunder; and (ix) each and every additional contract to the extent specified in writing to the Agent by Sylvest and DFS prior to any Accounts arising thereunder.

         "Inventory" means collectively and includes all of the following, whether now owned or hereafter acquired by Sylvest: all goods held or intended for sale or lease by Sylvest, or furnished or to be furnished under contracts of services, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, together with all property included within the definition of "inventory" set forth in the UCC.

         "UCC" means the Uniform Commercial Code as adopted and in effect in the State of New York.

         b. Subject to the continued existence of this Agreement and DFS's compliance with its obligations hereunder, the Agent hereby consents to the existence of the DFS Financing, the DFS First Priority Security Interest and the DFS General Security Interest. Subject to the continued existence of this Agreement and the Agent's compliance with its obligations hereunder, DFS hereby consents to the existence of the Obligations, the Bank First Priority Security Interest and the Bank General Security Interest.

         c. All provisions of this Agreement shall apply notwithstanding the date, time, manner or order of perfection of any security interest of DFS or the Banks in the Collateral; provided, however, that nothing contained herein shall affect the relative priorities of any security interest of the Banks or DFS or the Collateral Agent to perfect or continue the perfection of any security interest.

    2. DFS agrees that, except as provided in Section 1.c. above with respect to any failure of DFS or the Collateral Agent to perfect or to continue the perfection of any security interest, the DFS General Security Interest and all rights, powers and authorities of DFS in connection therewith are hereby subordinated to the Bank First Priority Security Interest and all rights, powers and authorities of the Agent in connection therewith. In consideration of the Agent's agreements in Section 3 below, unless and until the Agent has issued a notice to DFS that the Obligations have been fully satisfied and discharged, DFS agrees with the Agent as follows:


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         a.   DFS will not enforce or apply the DFS General Security Interest or in any manner interfere with the Bank First Priority Security Interest.

         b. DFS will not notify account debtors or other obligors of the DFS General Security Interest.

         c. DFS (i) will not assert any claim for marshaling with respect to the Bank First Priority Collateral; (ii) consents to the collection or disposition of the Bank First Priority Collateral free of the DFS General Security Interest therein by the Collateral Agent, and, if the Agent requests, by Sylvest or any successor to it, including a trustee in bankruptcy; (iii) until the Agent notifies DFS that Sylvest is in default under the Credit Agreement, will not knowingly receive the proceeds of any Bank First Priority Collateral and, upon becoming aware that DFS has received any such proceeds, will turn or pay over to the Agent, without the necessity of demand or request by the Agent, any such proceeds which DFS has not yet applied to reduce the outstanding balance of the DFS Financing;
    (iv) following notice from the Agent that Sylvest is in default under the Credit Agreement but without the necessity of demand or request by the Agent, will turn or pay over to the Agent the proceeds of any Bank First Priority Collateral coming into DFS's possession, custody or control, and until such delivery, shall hold any such proceeds in trust for the Agent; and (v) shall notify the Agent if DFS receives possession or control of any books, records or similar data which contain information identifying or pertaining to the Bank First Priority Collateral and, at the Agent's request and expense will, as promptly as practical thereafter in the circumstances, make copies of such data available to the Agent, provided, however, that the failure of DFS to comply with this subsection (v) shall not create a cause of action against it by the Agent.

         d. DFS will take any and all such action as the Agent may request to facilitate the collection or disposition of any Bank First Priority Collateral, including, without limitation, the agreement to permit such Bank First Priority Collateral to be sold or otherwise disposed of free of the DFS General Security Interest in such Bank First Priority Collateral, provided that the Agent certifies in writing that such request is based on the Agent's good faith belief that such release is necessary or desirable to enhance its recovery.


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    DFS acknowledges that the intent of the foregoing is to place the Agent in the same position as if the Bank First Priority Collateral was not subject to the DFS General Security Interest, and agrees that it will assert no claims against the Agent, the Collateral Agent or the Banks with respect to the Bank First Priority Collateral. Subject to all of the foregoing, nothing herein contained shall be deemed to prohibit DFS from intervening or participating in any judicial proceeding to the extent necessary to preserve or protect the DFS General Security Interest.

    3. The Agent on behalf of the Collateral Agent and the Banks agree that, except as provided in Section 1.c. with respect to any failure of DFS or the Agent to perfect or to continue the perfection of any security interest, the Bank General Security Interest and all rights, powers and authorities of the Agent, the Collateral Agent and the Banks in connection therewith are hereby subordinated to the DFS First Priority Security Interest and all rights, powers and authorities of DFS in connection therewith. In consideration of DFS's agreements in Section 2 above, unless and until DFS has issued a notice to the Agent that Sylvest's obligations with respect to the DFS Financing have been fully satisfied and discharged, the Agent agrees with DFS as follows:

         a. Neither the Agent nor the Collateral Agent will enforce or apply the Bank General Security Interest or in any manner interfere with the DFS First Priority Security Interest.

         b. Neither the Agent nor the Collateral Agent will notify account debtors or other obligors of the Bank General Security Interest.

         c. The Agent agrees on behalf of the Collateral Agent and the Banks that it (i) will not assert any claim for marshaling with respect to the DFS First Priority Collateral; (ii) consents to the collection or disposition of the DFS First Priority Collateral free of the Bank General Security Interest therein by DFS and, if DFS requests, by Sylvest or any successor to it, including a trustee in bankruptcy; (iii) until DFS notifies the Agent that Sylvest is in default under the DFS Financing, will not knowingly receive any proceeds of the DFS First Priority Collateral which also constitute DFS First Priority Collateral and, upon becoming aware that the Agent has received such proceeds, will turn or pay over to DFS, without the necessity of demand or request by DFS, any such proceeds which the Agent has not yet applied to Sylvest's obligations under the Credit Agreement; (iv) following notice from DFS that Sylvest is in default under the DFS Financing but without the necessity of demand or request by DFS, will turn or pay over to DFS the


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    proceeds of any DFS First Priority Collateral coming into the Agent's possession, custody or control (but only if such proceeds also constitute DFS First Priority Collateral), and until such delivery, shall hold any such proceeds in trust for DFS; and (v) notify DFS if the Agent receives possession or control of any books, records or similar data which contain information identifying or pertaining to the DFS First Priority Collateral and, at DFS's request and expense will, as promptly as practical thereafter in the circumstances, make copies of such data available to DFS, provided, however, that the failure of the Agent to comply with this subsection (v) shall not create a cause of action against it by DFS.

         d. The Agent will take any and all such action as DFS may request to facilitate the collection or disposition of any DFS First Priority Collateral, including without limitation, the agreement to permit such DFS First Priority Collateral to be sold or otherwise disposed of free of the Bank General Security Interest in such DFS First Priority Collateral, provided that DFS certifies in writing that such request is based on DFS's good faith belief that such release is necessary or desirable to enhance its recovery.

    The Agent acknowledges that the intent of the foregoing is to place DFS in the same position as if the DFS First Priority Collateral was not subject to the Bank General Security Interest, and agrees on behalf of the Collateral Agent and the Banks that they will assert no claims against DFS with respect to the DFS First Priority Collateral. Subject to the foregoing, nothing herein contained shall be deemed to prohibit the Agent from intervening or participating in any judicial proceeding to the extent necessary to preserve or protect the Bank General Security Interest.

    4. DFS and the Agent shall each use their respective best efforts to provide the other party with at least one (1) business day prior written notice before taking any action to enforce or foreclose the respective First Priority Security Interests; provided, however, that the failure to provide any such notice shall not impair or restrict the rights of the party seeking to foreclose or enforce its First Priority Security Interest.

    5. This Agreement shall constitute a continuing agreement, and both the Agent and/or the Banks and DFS may continue, without notice to the other, to lend monies, extend credit and make other accommodations to or for the account of Sylvest and its affiliates in reliance hereon. The Agent and DFS agree that, at any time and from time to time, they may enter into such agreement or agreements with Sylvest and its affiliates as they may deem advisable extending the time of payment or


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renewing or otherwise altering the terms of all or of any indebtedness owed them, respectively, or affecting any security for any or all of such indebtedness, or may exchange, sell or surrender or otherwise deal with any such security, without notice to the other party and without in any way impairing or affecting their rights and benefits under this Agreement.

    6. This Agreement shall be binding upon and shall inure to the benefit of the Agent and DFS and their respective successors and assigns.

    7. The interpretation and performance of this Agreement shall be governed by the internal laws of the New York; provided, however, that the Federal Arbitration Act, to the extent consistent with such laws, will supersede such laws and govern. All terms used herein which are defined by the UCC shall have the meaning assigned to them by the UCC unless and to the extent varied by this Agreement.

    8. Notices under this Agreement shall be given in writing sent to the recipient at the respective addresses set forth below by hand delivery or by deposit in the U.S. Mail with sufficient postage thereon for first class certified or registered delivery service and shall be deemed duly given upon the date of receipt as indicated by the receipt signed by the recipient or its agent.

    The Agent:     c/o Bankers Trust Company
                   130 Liberty Street
                   New York, New York  10006


    DFS:           c/o Deutsche Financial Services Corp.
                   10000 Midlantic Drive
                   Suite 401E
                   Mount Laurel, NJ  08054
                   Attention:  Regional Vice President

    9.   This Agreement shall remain in effect until the expiration of ninety
(90) days following receipt by the Agent or DFS, as the case may be, of written notice from the other party terminating this Agreement, but the termination of this Agreement shall not affect or impair any of the rights or interests of the parties, including any security interest in assets of Sylvest, created or acquired hereunder prior to the effective date of such termination.


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    10.  The Recitals hereto are hereby incorporated into and made a part of this Agreement.

    11. Any controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this Agreement, the breach of any duties hereunder or any other relationship, transaction or dealing between the parties will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of The American Arbitration Association, 140 West 51st Street, New York, New York 10020-1203. The parties agree that all arbitrators selected will be attorneys with at least five (5) years secured transactions experience. Any award rendered by the arbitrator(s) may be entered as a judgment or order and confirmed or enforced by either party in any state or federal court having competent jurisdiction thereof. If either party brings or appeals any judicial action to vacate or modify any award rendered pursuant to arbitration or opposes the confirmation of such award and the party bringing or appealing such action or opposing confirmation of such award does not prevail, such party will pay all of the costs and expenses (including, without limitation, court costs, arbitrators' fees and expenses and attorneys' fees) incurred by the other party in defending such action. The arbitrators will not be empowered to award punitive damages.

    12.  IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, EACH
PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS LOCATED WITHIN THE STATE OF NEW YORK AND AGREES THAT ALL LEGAL PROCEEDINGS WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. EACH PARTY WAIVES ANY RIGHT TO A JURY TRAIL IN ANY SUCH PROCEEDING.

    13. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the parties to one such counterpart Agreement; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had a single signature page.

    14. This Agreement contains the entire agreement between the parties with respect to the matters addressed herein.


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    WITNESS the following signatures and seals.

    THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.


                                      BANKERS TRUST COMPANY, as Agent


                                      By /s/ David J. Bell
                                        ---------------------------------------
                                        Name: David J. Bell
                                        Title: Vice President



                                        DEUTSCHE FINANCIAL SERVICES
                                        CORPORATION, a Nevada Corporation


                                      By /s/ Keith E. Boudrean
                                        ---------------------------------------
                                        Name: Keith E. Boudrean
                                        Title: VP-Area General Manager



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                           ACKNOWLEDGMENT BY SYLVEST


    Sylvest acknowledges receiving a copy of this Agreement and agrees not to take or consent to any action in violation of this Agreement.


                                      SYLVEST MANAGEMENT SYSTEMS
                                      CORPORATION


                                      By /s/ Authorized Signatory
                                        ---------------------------------------
                                        Name:
                                        Title:








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